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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                         Date of Report: March 3, 1999
              Date of earliest event reported: February 23, 1999
                            _______________________



                     BRADLEY OPERATING LIMITED PARTNERSHIP
            (Exact name of Registrant as specified in its charter)


        DELAWARE                        0-23065                   04-336041
(State or other jurisdiction       (Commission File           (I.R.S. Employer
      of incorporation)                  Number)            Identification No.)


                40 SKOKIE BOULEVARD, NORTHBROOK, ILLINOIS 60062
             (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                                (847) 272-9800

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Item 5.     Other Events.
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     On February 23, 1999, Bradley Operating Limited Partnership (the "Operating
Partnership"), the entity through which Bradley Real Estate, Inc. (the "Company"), a Maryland corporation, conducts substantially all of its business and owns (either directly or through subsidiaries) substantially all of its assets, completed a private placement of 2,000,000 of its 8.875% Series B Cumulative Redeemable Perpetual Preferred Units (the "Series B Preferred Units") to two institutional investors at a price of $25.00 per unit. The net proceeds of approximately $49.2 million were used to repay amounts outstanding under the Operating Partnership's unsecured credit facility. In connection with such placement, the partnership agreement of the Operating Partnership was amended to provide for and to describe the rights of the holders of the Series B Preferred Units.

     Distributions on the Series B Preferred Units will be cumulative from the date of original issuance and payable quarterly on the last business day of each March, June, September and December of each year commencing March 31, 1999, at an annual rate of 8.875% per annum on the $25.00 original capital contribution per unit. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership, the Series B Preferred Units will be entitled to a preferential distribution equal to the capital account attributable to such unit (initially $25.00 per unit), plus an amount equal to all accumulated, accrued and unpaid distributions. With respect to payment of distributions and amounts upon liquidation, the Series B Preferred Units will rank (i) senior to the common limited partner units and general partner units and (ii) on a parity with the Operating Partnership's 8.4% Series A Preferred Units (the "Series A Preferred Units").

     On and after February 23, 2004, the Operating Partnership may redeem the Series B Preferred Units at its option, in whole or in part, at any time for cash at a redemption price equal to the redeemed holder's capital account (initially $25.00 per unit), plus an amount equal to all accumulated, accrued and unpaid distributions or dividends thereon to the date of redemption. In lieu of cash, the Operating Partnership may elect to deliver shares of 8.875% Series B Cumulative Redeemable Perpetual Preferred Stock of the Company (the "Series B Preferred Shares") on a one-for-one basis, plus an amount equal to all accumulated, accrued and unpaid distributions or dividends thereon to the date of redemption. The Series B Preferred Units do not include any mandatory redemption or sinking fund provisions.

     Holders of the Series B Preferred Units have the right to exchange Series B Preferred Units for shares of Series B Preferred Shares on a one-for-one basis. The exchange right is exercisable, in minimum amounts of 500,000 units, at the option of the holders of the Series B Preferred Units (i) at any time on or after February 23, 2009, (ii) at any time if full quarterly distributions shall not have been made for six quarters, whether or not consecutive, or (iii) upon the occurrence of certain specified events related to the federal income tax treatment of the Operating Partnership or the Series B Preferred Units for federal income tax purposes.

     On February 23, 1999 the Company filed Articles Supplementary to its charter classifying and establishing the class of 2,000,000 Series B Preferred Shares and describing such Series B Preferred Shares and the rights of the holders thereof. The Company's Board of Directors has reserved such Series B Preferred Shares for issuance upon exchange of Series B Preferred Units. In general, the distribution and liquidation preferences and other rights of holders of Series B Preferred Shares and the Company's right to redeem Series B Preferred Shares are substantially similar to the related distribution and liquidation preferences and other rights of holders of Series B Preferred Units and the Operating Partnership's right to redeem Series B Preferred Units, except as set forth below.

     Neither the Series B Preferred Units nor the Series B Preferred Shares are convertible into or exchangeable for any other securities, except that (i) Series B Preferred Units may be exchanged for Series B Preferred Shares as described above and (ii) Series B Preferred Shares may be exchanged automatically into shares of Excess Stock in order to ensure that the Company remains a qualified REIT for federal income tax purposes.

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     Except as otherwise required by law, holders of the Series B Preferred
Units have only the following voting rights: so long as any Series B Preferred Units remain outstanding, the Operating Partnership may not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Units outstanding, (i) authorize or create, or increase the authorized or issued amount of, any class or series of Operating Partnership units ranking senior to the Series B Preferred Units, (ii) authorize or create, or increase the authorized or issued amount of, any class or series of Operating Partnership units ranking on parity with the Series B Preferred Units for the purposes of issuing such units to an affiliate of the Company, unless such units are issued under terms no more favorable to such affiliate than those that would be offered in an arm's length transaction to an unrelated party or such units are issued to the Company, in its capacity as general partner, in connection with the issuance of a corresponding class or series of preferred stock to parties not affiliated with the Company, or (iii) either (a) consolidate, merge with or into, or transfer all or substantially all of its assets to another party, or (b) amend, alter or repeal provisions of the Operating Partnership's partnership agreement or the terms of the Series B Preferred Units, in each case in a transaction or manner that would materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Units or holders thereof.

     Holders of the Series B Preferred Shares will have the same voting rights with respect to Series B Preferred Shares as holders of Series B Preferred Units have with respect to Series B Preferred Units, as well as the following voting right: whenever dividends on any Series B Preferred Shares shall be in arrears for six or more quarterly periods, whether or not consecutive, the holders of the Series B Preferred Shares (voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable, including the Company's 8.4% Series A Convertible Preferred Stock) will be entitled to vote for the election of a total of two directors of the Company until all dividends accumulated on such Series B Shares have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits
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     The following exhibits are filed with this report.

          NUMBER    DESCRIPTION
          ------    -----------

*         4.1       Amendment, dated as of February 23, 1999, to Second Restated
                    Agreement of Limited Partnership of Bradley Operating
                    Limited Partnership, designating the 8.875% Series B
                    Cumulative Redeemable Perpetual Preferred Units.

*         4.2       Articles Supplementary Establishing and Fixing the Rights
                    and Preferences of a Series of Shares of Preferred Stock for the 8.875% Series B Cumulative Redeemable Perpetual
                    Preferred Stock of Bradley Real Estate, Inc.

          ____________________

          * Filed herewith.

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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              BRADLEY OPERATING LIMITED PARTNERSHIP


                              By: BRADLEY REAL ESTATE, INC., its general partner


Date: March 3, 1999           By: /s/ Thomas P. D'Arcy
                                  ---------------------------------------------
                                  Thomas P. D'Arcy
                                  Chairman, President and Chief Executive
                                  Officer

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